                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                               SONUS NETWORKS,
                                       INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
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                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

[LOGO]

Sonus Networks, Inc.
5 Carlisle Road
Westford, MA 01886

April 16, 2001

Dear Shareholder:

    We cordially invite you to attend Sonus' annual shareholders' meeting. The meeting will be held on Friday, May 11, 2001, at 9 a.m. at The Westford Regency, 219 Littleton Road in Westford, Massachusetts.

    In the short time since our founding, Sonus has established itself as a premier telecommunications equipment supplier with whom customers want to do business and employees want to build their futures. These are the keys to building long-term shareholder value.

    The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be acted upon at the meeting. Our Annual Report for 2000 is also enclosed. To ensure that your shares are represented at the meeting, you are urged to vote by proxy as described in the accompanying notice.

Thank you for your support of Sonus.

Sincerely,

Rubin Gruber                                                Hassan M. Ahmed
                                                            President and Chief Executive
Chairman of the Board of Directors                            Officer

--------------------------------------------------------------------------------
The notice of meeting and proxy statement and accompanying proxy card are being distributed on or about April 16, 2001.

[LOGO]

                              SONUS NETWORKS, INC.
                                5 CARLISLE ROAD
                               WESTFORD, MA 01886
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2001

To the Shareholders of Sonus Networks, Inc.:

    The 2001 Annual Meeting of Shareholders of Sonus Networks, Inc., will be held on Friday, May 11, at 9:00 A.M., local time, at The Westford Regency, 219 Littleton Road, Westford, Massachusetts 01886. At the meeting we will:

    1.  Elect two (2) directors to serve for three-year terms;

    2. Vote on an amendment to Sonus' Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 shares to 600,000,000 shares;

    3. Ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal 2001; and

    4. Transact any other business that may properly come before the meeting or any adjournments thereof.

    Shareholders who owned shares of Sonus Common Stock of record at the close of business on April 11, 2001 are entitled to attend and vote at the meeting. If you cannot attend, you may vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or by mailing the Proxy Card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even if you have already voted on the proposals described in this proxy statement. A complete list of Sonus' shareholders will be available at the corporate offices at 5 Carlisle Road, Westford, Massachusetts 01886 prior to the meeting.

                                          By Order of the Board of Directors,

                                          Michael G. Hluchyj
                                          Secretary

Westford, Massachusetts
April 16, 2001

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR VOTE BY TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              SONUS NETWORKS, INC.
                                PROXY STATEMENT

                   INFORMATION CONCERNING SOLICITATION AND VOTING

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. PLEASE NOTE THAT THE SHARE AND PER SHARE DATA IN THIS PROXY STATEMENT HAS BEEN ADJUSTED TO TAKE INTO ACCOUNT OUR THREE-FOR-ONE STOCK SPLIT (EFFECTED AS A DIVIDEND) IN OCTOBER 2000.

    Voting materials, which include this Proxy Statement, Proxy Card and 2000 Annual Report to Shareholders, were mailed to shareholders on or about
April 16, 2001. Our principal executive offices are located at 5 Carlisle Road, Westford, Massachusetts 01886. Our telephone number is (978) 692-8999.

                             QUESTIONS AND ANSWERS

Q: Who may vote at the meeting?

A: The Board set April 11, 2001 as the record date for the meeting. All shareholders who owned Sonus Common Stock of record at the close of business on April 11, 2001 may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. On April 11, 2001 approximately [xxx,xxx,xxx] shares of Sonus Common Stock were outstanding.

Q. How many votes does Sonus need to be present at the meeting?

A: A majority of Sonus' outstanding shares of Common Stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

    - are present and vote in person at the meeting; or

    - have properly submitted a Proxy Card or voted by telephone or using the Internet.

Q: What proposals will be voted on at the meeting?

A: There are three proposals scheduled to be voted on at the meeting:

    - Election of two (2) directors to serve for three-year terms;

    - Amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

    - Ratification of Arthur Andersen LLP as Sonus' independent auditors.

Q: What is the voting requirement to approve each of the proposals?

A: In Proposal One for the election of the directors, those two nominees who receive the highest number of affirmative "FOR" votes of the shares present or represented and entitled to vote at the annual meeting, will be elected. To be passed, Proposal Two requires the affirmative "FOR" vote of a majority of the shares of Sonus Common Stock outstanding and entitled to vote on April 11, 2001. To be passed, Proposal Three requires the affirmative "FOR" vote of a majority of the shares voting at the meeting and entitled to vote.

Q: How are the votes counted?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you abstain from voting on the other proposals, it has the same effect as a vote against Proposal Two, but it has no effect on Proposal Three. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each director and "FOR" the amendment to the Certificate of Incorporation and the ratification of Arthur Andersen LLP as Sonus' independent auditors. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your broker will have discretionary authority to vote your shares "FOR" each director or to withhold votes for each or every director. Because your broker will not have discretionary authority to vote on Proposal Two if you do not instruct your broker how to vote, your failure to direct the vote will have the effect of a vote "AGAINST" Proposal Two. These shares, however, will be counted for the purpose of establishing a quorum for the meeting. Your broker will also have the discretionary authority to vote your shares "FOR" or "AGAINST" Proposal Three. Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q: How may I vote my shares in person at the meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET--If you have telephone or Internet access, you may submit your proxy from anywhere in the world by following the instructions on the Proxy Card.

BY MAIL--You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q: How can I change my vote after I return my Proxy Card?

A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q: What is Sonus' voting recommendation?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock and the ratification of Arthur Andersen LLP as Sonus' independent auditors for fiscal 2001.

Q: Where can I find the voting results of the meeting?

A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2001.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    Sonus' Board of Directors consists of five members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for two directors, Paul J. Ferri and Rubin Gruber will expire at this 2001 Annual Meeting. Each nominee is presently a director of Sonus. Messrs. Ferri and Gruber, if elected, will serve a three-year term until Sonus' annual meeting in 2004 or until their respective successors are elected and qualified. Each of the nominees has consented to serve a new three-year term. There are no family relationships among our executive officers and directors.

VOTE REQUIRED

    The two persons receiving the highest number of votes represented by outstanding shares of Common Stock present or represented by proxy and entitled to vote will be elected.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOLLOWING NOMINEES.

NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2004.

    PAUL J. FERRI has been a Director since November 1997. Mr. Ferri has been a general partner of Matrix Partners, a venture capital firm, since 1982. He also serves on the Board of Directors of Applix, Inc. and Sycamore Networks, Inc. Mr. Ferri has a B.S. in engineering from Cornell University, an M.S. in engineering from Polytechnic Institute of New York and an M.B.A. from Columbia University.

    RUBIN GRUBER is one of our founders and has been a Director since
November 1997 and Chairman of our Board of Directors since November 1998. From November 1997 until November 1998, Mr. Gruber was our President. Before founding Sonus, Mr. Gruber was a founder of VideoServer, Inc., now Ezenia!, Inc., a manufacturer of videoconference network equipment, and from February 1992 until September 1996 served as Vice President of Business Development. Previously,
Mr. Gruber was a founder and served as President of both Cambridge Telecommunications, Inc., a manufacturer of networking equipment, and Davox Corporation, a developer of terminals supporting voice and data applications, and served as a Senior Vice President of Bolt, Beranek and Newman Communications Corporation, a subsidiary of Bolt, Beranek and Newman, Inc., a manufacturer of data communications equipment. Mr. Gruber also serves on the Board of Directors of the International Softswitch Consortium. Mr. Gruber holds a B.Sc. in mathematics from McGill University and an M.A. in mathematics from Wayne State University.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002 AND WHO WILL CONTINUE IN OFFICE FOR THE REMAINDER OF THEIR TERMS OR EARLIER IN ACCORDANCE WITH SONUS' BY-LAWS.

    HASSAN M. AHMED has been our President and Chief Executive Officer and a member of our Board of Directors since November 1998. From July 1998 to
November 1998, Mr. Ahmed was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment, and from July 1997 until July 1998 was a Vice President and General Manager of the Core Switching Division. From June 1995 to July 1997, Mr. Ahmed was Chief Technology Officer and Vice President of Engineering for Cascade Communications Corp., a provider of wide area network switches. From 1993 until June 1995, Mr. Ahmed was a founder and President of WaveAccess, Inc., a supplier of wireless communications. Prior to that, he was an Associate Professor at Boston University, Engineering

Manager at Analog Devices, a chip manufacturer, and director of VSLI Systems at Motorola Codex, a supplier of communications equipment. Mr. Ahmed holds a B.S. and M.S. in engineering from Carleton University and a Ph.D. in engineering from Stanford University.

    PAUL J. SEVERINO has been a Director since March 1999. Mr. Severino is a private investor. From 1994 to October 1996, he was Chairman of Bay
Networks, Inc. after its formation from the merger of Wellfleet
Communications, Inc. and Synoptics Communications, Inc. Prior to that, he was a founder, President and Chief Executive Officer of Wellfleet
Communications, Inc. He also serves on the Board of Directors of Interspeed, Inc., MCK Communications, Inc., Media 100, Inc., and Silverstream Software, Inc. Mr. Severino has a B.S. in engineering from Rensselaer Polytechnic Institute.

DIRECTOR WHOSE TERM WILL EXPIRE IN 2003 AND WHO WILL CONTINUE IN OFFICE FOR THE REMAINDER OF HIS TERM OR EARLIER IN ACCORDANCE WITH SONUS' BY-LAWS.

    EDWARD T. ANDERSON has been a Director since November 1997. Mr. Anderson has been managing general partner of North Bridge Venture Partners, a venture capital firm, since 1994. Previously, he was a general partner of ABS Ventures, the venture capital affiliate of Alex Brown & Sons. He has an M.F.A. from the University of Denver and an M.B.A. from Columbia University.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held eight regular meetings during 2000. Each director attended at least 75% of all board and applicable committee meetings during 2000. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. Each of these committees are composed entirely of non-employee directors. The Board of Directors does not have a nominating committee or a committee serving a similar function; instead the Board of Directors acts as a whole on such matters.

    The Compensation Committee, which consists of Messrs. Ferri and Severino, reviews executive salaries, administers bonuses, incentive compensation and stock plans, and approves the salaries and other benefits of our executive officers. In addition, the compensation committee consults with our management regarding our benefit plans and compensation policies and practices. There were four meetings of the Compensation Committee during 2000.

    The Audit Committee, which consists of Messrs. Anderson, Ferri and Severino, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. The audit committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The members of the Audit Comittee are all independent, as defined in the National Association of Securities Dealers' listing standards. There were four meetings of the Audit Committee during 2000.

DIRECTOR COMPENSATION

    We do not currently compensate our directors in cash for their service as members of the Board of Directors, although they are reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at Board of Director or committee meetings. Under our Amended and Restated 1997 Stock Incentive Plan, directors are eligible to receive stock option grants or restricted stock awards at the discretion of the Board of Directors or other administrator of the Plan. In March 2000, we sold 30,000 shares of restricted common stock to each of our Directors at a price of $3.33 per share. The restrictions on the common stock lapse over a four year period, with 25% of the aggregate number of restricted shares being released from restrictions on March 9, 2001, and monthly thereafter at the rate of 2.0833% for each month of service completed.

                             COMPENSATION COMMITTEE

    COMMITTEE RESPONSIBILITIES. The Compensation Committee consists of Messrs. Ferri and Severino. This Committee is responsible for establishing and monitoring policies governing compensation of executive officers. It has the responsibility to review the performance and set compensation levels for executive officers and make option and restricted stock grants to these individuals under Sonus' 1997 Stock Incentive Plan. The objectives of the Committee are to correlate executive officer compensation with Sonus' business objectives, profitability and performance, attract the best talent to Sonus, motivate individuals to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term shareholder value. The Committee seeks to reward executives in a manner consistent with Sonus' annual and long-term performance goals.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between any member of our board of directors or our compensation committee and any member of the board of directors or compensation committee of any other company, and none of these interlocking relationships have existed in the past. In March 2000, we sold 30,000 shares of restricted common stock to each of Messrs. Ferri and Severino at a price of $3.33 per share under the 1997 Stock Incentive Plan.

                        REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION PHILOSOPHY. Since Sonus' inception in 1997, Sonus has sought to attract, retain and reward executive officers primarily through long-term equity incentives, in the form of restricted stock awards and stock options. As a result, the cash component of our executive officers compensation has reflected base salary and cash-based incentives at lower levels than that of more established companies in our industry.

    BASE SALARY. Base salaries for fiscal 2000 reflected Sonus' position as an early stage company. The Committee will review and adjust compensation appropriately over time in order to compete for and retain executives who operate Sonus effectively and the Committee plans to continue to align the interests of Sonus' executive officers with the long-term interests of its shareholders.

    CASH-BASED INCENTIVES. Sonus made discretionary bonus awards to certain executives in 2000 based upon their achievement of specified goals. The Committee believes that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives. Accordingly, cash-based incentives are expected to represent an increasingly substantive part of total compensation for the Company executives.

    EQUITY-BASED INCENTIVES. The Committee strongly believes in awarding stock options and restricted stock to Sonus' executive officers to tie executive officer compensation directly to the long-term success of Sonus and increases in shareholder value. During fiscal 2000, the Committee granted stock options to the executive officers to reward the executives for their performance and establish appropriate incentives.

    In determining the size of the stock option grants awarded to each executive officer in 2000, the Committee took into account the executive officer's position with Sonus, the executive officer's past performance and the number and price of unvested options and restricted stock then held by the executive officer. The Committee expects to apply this criteria to future awards. Stock options and restricted stock granted to executive officers under Sonus' 1997 Stock Incentive Plan generally have an exercise price equal to the fair market value on the date of grant and vest over a five- or four-year period, subject to certain acceleration of vesting upon a change in control of Sonus.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Mr. Ahmed received a cash bonus for his performance in fiscal 2000, an additional cash bonus awarded upon the completion of our Initial Public Offering, and was granted stock options in fiscal 2000. The Compensation Committee expects to adjust Mr. Ahmed's salary and cash-based incentives in the future based upon comparative compensation of chief executive officers of companies of similar magnitude, complexity and scope of responsibility, and other factors, which may include the financial performance of Sonus and Mr. Ahmed's success in meeting strategic goals.

    POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on Sonus in the near future. The Committee believes that stock options granted under Sonus' 1997 Stock Incentive Plan meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to these options will not count toward the $1 million deduction limit. The Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

                                          Submitted by,
                                          COMPENSATION COMMITTEE:
                                          Paul J. Ferri
                                          Paul J. Severino

                             AUDIT COMMITTEE REPORT

    The Audit Committee reviews the financial reporting process, the system of internal controls, and the audit process. The Audit Committee has adopted a written charter which has been approved by the Board of Directors, and which is set forth in Appendix A of this Proxy Statement.

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. The Audit Committee has discussed with Arthur Andersen LLP, Sonus' independent auditors, the matters that are required to be discussed by Statement of Auditing Standards No. 61 (COMMUNICATION WITH AUDIT COMMITTEES). The Audit Committee received from Arthur Andersen LLP the written disclosures required by Independence Standards Board Standard No. l (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), and discussed with Arthur Andersen LLP their independence.

    Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Sonus' Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission, and that Arthur Andersen LLP be appointed independent auditors for the Company for 2001.

                                          Submitted by,
                                          AUDIT COMMITTEE:
                                          Edward T. Anderson
                                          Paul J. Ferri
                                          Paul J. Severino

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth our executive officers and directors, their respective ages and positions as of February 15, 2001:

NAME                              AGE      POSITION
----                            --------   --------
Rubin Gruber..................  56         Chairman of the Board of Directors
Hassan M. Ahmed...............  43         President, Chief Executive Officer and Director
Anousheh Ansari...............  34         Vice President and General Manager of IntelligentIP Division
Stephen A. Collins............  41         Vice President of Marketing
Michael G. Hluchyj............  46         Chief Technology Officer, Vice President and Secretary
Paul R. Jones.................  51         Vice President of Engineering
Jeffrey Mayersohn.............  49         Vice President of Customer Support and Professional
                                           Services
Stephen J. Nill...............  49         Chief Financial Officer, Vice President of Finance and
                                           Administration and Treasurer
Gary A. Rogers................  45         Vice President of Worldwide Sales
Frank T. Winiarski............  58         Vice President of Manufacturing
Edward T. Anderson............  51         Director
Paul J. Ferri.................  62         Director
Paul J. Severino..............  54         Director

------------------------

RUBIN GRUBER--See "PROPOSAL ONE--ELECTION OF DIRECTORS" for Mr. Gruber's background.

HASSAN M. AHMED--See "PROPOSAL ONE--ELECTION OF DIRECTORS" for Mr. Ahmed's background.

ANOUSHEH ANSARI has been our Vice President and General Manager of the IntelligentIP Division since our acquisition of TELECOM TECHNOLOGIES, INC. (TTI) in January 2001. Ms. Ansari was a founder, Chairman of the Board of Directors and Chief Executive Officer of TTI. Prior to founding TTI in 1993, Ms. Ansari provided consulting services to major telecommunications service providers and held positions with both MCI Telecommunications Corporation and Communication Satellite Corporation. Ms. Ansari holds a B.S. in electrical engineering from George Mason University and an M.S. in electrical engineering from George Washington University.

STEPHEN A. COLLINS has been our Vice President of Marketing since
December 2000. From September 2000 until December 2000, he was Vice President of Business Development at Lucent Technologies. From March 1998 until
September 2000, Mr. Collins was a founder and served as Vice President of Marketing and Business Development of Spring Tide Networks, Inc., a provider of carrier-class solutions. From April 1996 to December 1997, he was the Vice President of Marketing at StarBurst Communications Corporation, a data delivery software company, and from October 1994 to March 1996 he was Director of Product Marketing at Bay Networks, Inc., a provider of internetworking communications products. Mr. Collins holds a B.S. in computer engineering from the University of Massachusetts and an M.S. in computer engineering from the University of Michigan.

MICHAEL G. HLUCHYJ is one of our founders and has been our Chief Technology Officer and Vice President since November 1997. He also has been our Secretary since our inception, our President from August 1997 to November 1997, our Treasurer from inception until March 2000 and a Director from our inception until November 1998. From July 1994 until July 1997, he was Vice President and Chief Technology Officer at Summa Four, Inc., a supplier of switches for carrier networks. Previously, he was Director of Networking Research at Motorola Codex and on the technical staff at AT&T Bell Laboratories. Mr. Hluchyj holds a B.S. in engineering from the University of Massachusetts and an M.S. and a Ph.D. in engineering from the Massachusetts Institute of Technology.

PAUL R. JONES has been our Vice President of Engineering since June 2000. From February 1997 until May 2000, he was Vice President of Engineering for Indus River Networks, Inc., a developer of virtual private network solutions. From December 1994 until February 1996, he was Chief Operating Officer at Isis Distribution Systems, a wholly owned subsidiary of Stratus Computers. From March 1990 until November 1994, he was Vice President of Engineering at Stratus Computers, Inc., a provider of fault tolerant computer systems and services. Previously, Mr. Jones held senior engineering management positions at Stellar Computers, Inc. and Prime Computer, Inc. Mr. Jones holds an A.B. from Brown University and an M.S. in engineering from the University of Massachusetts.

JEFFREY MAYERSOHN has been our Vice President of Customer Support and Professional Services since July 1999. From March 1998 until July 1999, he was our Vice President of Carrier Relations. From June 1997 to March 1998,
Mr. Mayersohn was a Senior Vice President at GTE Internetworking, an Internet service provider. From January 1995 to June 1997, he was with BBN Corporation, formerly Bolt, Beranek and Newman, Inc., and was a Vice President at the BBN Planet division, an Internet service provider. From 1978 to January 1995, he held a number of positions at Bolt, Beranek and Newman Communications Corporation, including Senior Vice President of Engineering, Senior Vice President responsible for U.S. Government Networks and Vice President of Professional Services. Mr. Mayersohn holds an A.B. in physics from Harvard College and an M.Phil. in physics from Yale University.

STEPHEN J. NILL has been our Chief Financial Officer and Vice President of Finance and Administration since September 1999 and our Treasurer since
March 2000. From June 1994 until August 1999, he was Vice President of Finance and Chief Financial Officer of VideoServer, Inc., now Ezenia!, Inc. Previously, he served as Corporate Controller and Chief Accounting Officer at Lotus Development Corporation, a software supplier. Prior to that, Mr. Nill held various financial positions with Computervision, Inc., a supplier of workstation-based software, International Business Machines Corporation and Arthur Andersen LLP. Mr. Nill has a B.A. in accounting from New Mexico State University and an M.B.A. from Harvard University.

GARY A. ROGERS has been our Vice President of Worldwide Sales since March 1999. From March 1999 to December 2000, Mr. Rogers was also our Vice President of Marketing. From February 1997 to March 1999, Mr. Rogers was Senior Vice President of Worldwide Sales and Operations at Security Dynamics, Inc., now RSA Security, Inc., a supplier of network security products. Previously, he served at Bay Networks, Inc., as Vice President of International Sales from July 1996 to February 1997 and as Vice President of Europe, Middle East and Africa from 1994 until July 1996. Prior to that, he held sales and marketing positions with International Business Machines Corporation. Mr. Rogers holds a B.S. in mathematics from Dartmouth College and an M.B.A. from the University of Chicago.

FRANK T. WINIARSKI has been our Vice President of Manufacturing since
July 1998. From June 1997 until June 1998, he was Vice President of Manufacturing at Net2Net, Inc., a supplier of network analyzers. From June 1992 until June 1997, he was Vice President of Manufacturing at VideoServer, Inc., now Ezenia!, Inc. Previously, Mr. Winiarski was Vice President of Manufacturing at Synernetics, a supplier of local area networks, Vice President of Operations at Ashton-Tate Corporation, a software supplier, and held various positions with Digital Equipment Corporation, a computer equipment manufacturer. Mr. Winiarski holds a B.S. in engineering from the University of Idaho and an M.B.A. from Boston University.

EDWARD T. ANDERSON--See "PROPOSAL ONE--ELECTION OF DIRECTORS" for
Mr. Anderson's background.

PAUL J. FERRI--See "PROPOSAL ONE--ELECTION OF DIRECTORS" for Mr. Ferri's background.

PAUL J. SEVERINO--See "PROPOSAL ONE--ELECTION OF DIRECTORS" for Mr. Severino's background.

BENEFICIAL OWNERSHIP

    The following table sets forth information regarding beneficial ownership of our Common Stock as of February 15, 2001 by:

    - each person who beneficially owns, to the best of our knowledge, more than 5% of the outstanding shares of our Common Stock;

    - each of our executive officers listed in the Summary Compensation Table on page 13;

    - each of our directors; and

    - all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. The percentage of Common Stock outstanding as of February 15, 2001 is based on 202,286,745 shares of Common Stock outstanding on that date. Unless otherwise indicated, the address of each listed shareholder is care of Sonus Networks, Inc., 5 Carlisle Road, Westford, Massachusetts 01886.

                                                              NUMBER OF SHARES    PERCENTAGE
NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED   OUTSTANDING
------------------------                                     ------------------   -----------
EXECUTIVE OFFICERS AND DIRECTORS:
Anousheh Ansari(1).........................................      13,314,439           6.6%
Hassan M. Ahmed(2).........................................       9,532,309           4.7%
Paul J. Ferri(3)...........................................       8,777,028           4.3%
Michael G. Hluchyj(4)......................................       6,742,910           3.3%
Rubin Gruber(5)............................................       3,852,533           1.9%
Edward T. Anderson(6)......................................       1,881,256             *
Gary A. Rogers(7)..........................................       1,789,312             *
Stephen J. Nill(8).........................................       1,540,760             *
Paul J. Severino(9)........................................         556,442             *
All executive officers and directors as
  a group (13 persons)(10).................................      50,467,642          24.9%

5% OWNERS:
Putnam Investments, LLC and affiliated entities(11)........      10,653,795           5.3%
FMR Corp. and affiliated entities(12)......................      10,483,670           5.2%

------------------------

* Less than 1% of the outstanding shares of Common Stock.

(SEE THE FOOTNOTES ON THE FOLLOWING PAGE)

 (1) Includes 1,440,000 shares held by Ansari AA Investments, Ltd., 288,000 shares held by Ansari AR Investments, Ltd., 192,000 shares held by Ansari JA Investments, Ltd. and 288,000 shares held by Cedar Grantor Retained Annuity Trust over which Ms. Ansari has sole voting and investment power. Includes 5,506,197 shares issued to Ms. Ansari, her husband Hamid Ansari and those entities listed in the prior sentence in connection with our acquisition of TTI, of which 1,100,000 were issued under our 2000 Retention Plan and are escrowed and subject to vesting, 979,155 are escrowed to secure indemnity obligations and 3,427,042 are escrowed and subject to release upon completion of specified business milestones. Also, includes 1,365,684 shares issued to Ms. Ansari that are pledged to Sonus to satisfy obligations under her employment agreement and 1,548,340 shares issued to Ms. Ansari that will be returned to Sonus upon the exercise of options outstanding under TTI's 1998 Equity Incentive Plan ("the 1998 Plan"), as described in the following sentence. In continuation of a 1997 Agreement entered into by Ms. Ansari and Hamid Ansari and other then-shareholders of TTI, the Ansari's have agreed, from time to time, to transfer to us in exchange for the option exercise proceeds, a number of shares of our Common Stock received by them in connection with the TTI acquisition equal to the number of shares of our Common Stock issued upon exercise of the stock options granted under the 1998 Plan that were assumed by Sonus. As a result of this agreement, the aggregate number of outstanding shares of our common stock that will be issued upon exercise of these stock options would not increase but Ms. Ansari's aggregate holdings will decrease.

 (2) Includes 5,440,939 shares that are subject to our right to repurchase at cost if Mr. Ahmed ceases to be employed by us. Includes 2,906,000 shares held by family trusts and by his minor children. Mr. Ahmed disclaims beneficial ownership of the shares held by these trusts.

 (3) Composed of 7,779,291 shares held by Matrix Partners V, L.P., 894,469 shares held by Matrix V Entrepreneurs Fund, L.P., 73,268 shares held by Mr. Ferri and includes 30,000 shares which are subject to our right to repurchase at cost if Mr. Ferri ceases to serve as one of our directors. Matrix V Management Co., L.L.C. is the general partner of the aforementioned entities. Paul J. Ferri is a director of Sonus and is a general partner of Matrix V Management Co., L.L.C. Mr. Ferri disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest therein. Mr. Ferri, by virtue of his management position in the Matrix entities, has sole voting and dispositive power with respect to the shares owned by Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. The address of Mr. Ferri is in care of Matrix V Management Co., L.L.C., 1000 Winter Street, Suite 4500, Waltham, MA 02451.

 (4) Includes 1,566,094 shares that are subject to our right to repurchase at cost if Mr. Hluchyj ceases to be employed by us. Includes an aggregate of 2,115,000 shares held by family trusts and by his minor children.
     Mr. Hluchyj disclaims beneficial ownership of the shares held by these trusts and his minor children.

 (5) Includes 1,271,701 shares that are subject to our right to repurchase at cost if Mr. Gruber ceases to be employed by us.

 (6) Composed of 1,611,180 shares held by Mr. Anderson, 240,076 shares held by family trusts and includes 30,000 shares that are subject to our right to repurchase at cost if Mr. Anderson ceases to serve as one of our directors. Mr. Anderson is a director of Sonus and disclaims beneficial ownership of the shares held by these trusts. The address of Mr. Anderson is in care of North Bridge Ventures L.P., 950 Winter Street, Suite 4600, Waltham, MA 02451.

 (7) Includes 1,296,750 shares that are subject to our right to repurchase at cost if Mr. Rogers ceases to be employed by us. Includes 900,000 shares held by a family trust and 12,000 shares held in trust for his minor children. Mr. Rogers disclaims beneficial ownership of the shares held by these trusts.

 (8) Includes 1,209,375 shares that are subject to our right to repurchase at cost if Mr. Nill ceases to be employed by us. Includes 390,000 shares held by a family trust, of which Mr. Nill disclaims beneficial ownership.

 (9) Includes 30,000 shares that are subject to our right to repurchase at cost if Mr. Severino ceases to serve as one of our directors. Includes 51,000 shares held for the benefit of Mr. Severino's minor child under the Massachusetts Uniform Transfer to Minors Act.

(10) Includes 12,167,358 shares that are subject to our right to repurchase at cost if our executive officers cease to be employed by us or our directors cease to serve as directors and includes 7,054,537 issued shares that are escrowed or subject to vesting.

(11) At February 15, 2001, (i) Putnam Investment Management, LLC., a wholly owned subsidiary of Marsh & McLennan Companies, Inc., was the beneficial owner of 9,918,495 shares of common stock in its capacity as investment adviser to the Putnam family of mutual funds; and (ii) Putnam Advisory Company, LLC., was the beneficial owner of 735,300 shares of common stock in its capacity as investment adviser to the Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund and The Putnam Advisory Company, LLC. has shared voting power over the shares held by the institutional clients.

(12) At February 15, 2001, (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 9,928,810 shares of common stock in its capacity as investment adviser to various registered investment companies (the power to vote such shares resides solely with the boards of trustees of these Fidelity funds, while the power to dispose of such shares resides with Edward C. Johnson 3rd, FMR Corp., Fidelity and the Fidelity funds); (ii) Fidelity Management Trust Company, a bank that is wholly owned by FMR Corp., was the beneficial owner of 438,360 shares of common stock; and (iii) Fidelity International Limited, an investment adviser of which Mr. Johnson is chairman but which is managed independently from FMR Corp., was the beneficial owner of 116,500 shares of common stock. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of common stock beneficially owned by the other. According to the
     Schedule 13G filed with the Securities and Exchange Commission jointly by FMR Corp., Mr. Johnson and Abigail P. Johnson, Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the years ended December 31, 1999 and 2000, the compensation earned by our Chairman of the Board of Directors, our Chief Executive Officer, and the other three most highly compensated executive officers who received annual compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                COMPENSATION AWARDS
                                                               ANNUAL COMPENSATION           -------------------------
                                                        ----------------------------------   RESTRICTED    SECURITIES
                                                                               ALL OTHER       STOCK       UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR      SALARY     BONUS     COMPENSATION   AWARDS(5)    OPTIONS/SARS
---------------------------                  --------   --------   --------   ------------   ----------   ------------
Rubin Gruber...............................    2000     $150,000   $    --      $     --     $      0(6)    888,000
  Chairman of the Board of Directors           1999      150,000        --            --           --            --

Hassan M. Ahmed............................    2000      150,000    75,000       313,000(2)         0(6)    813,000
  President and Chief Executive Officer        1999      150,000    75,000        36,417(2)        --

Michael G. Hluchyj.........................    2000      150,000        --            --           --       723,000
  Chief Technology Officer, Vice               1999      150,000        --            --           --            --
  President and Secretary

Stephen J. Nill............................    2000      150,000        --        50,000(3)         0(6)    138,000
  Chief Financial Officer, Vice                1999       43,269(1)      --           --            0(7)         --
  President of Finance and
  Administration and Treasurer

Gary A. Rogers.............................    2000      144,940        --       605,832(4)         0(6)     39,000
  Vice President of Worldwide Sales            1999      111,371(1)               99,107(4)         0(7)         --

--------------------------

(1) Represents the total amount of compensation received in fiscal 1999 for the portion of the year during which he was one of our executive officers. Messrs. Rogers and Nill joined us in March and September of 1999, respectively.

(2) Represents amounts due in connection with original employment, including, in 2000, $275,000 due upon the completion of our initial public offering.

(3) Represents amounts due upon completion of one year of service.

(4) Represents commission income.

(5) On December 31, 2000, the remaining number of shares of restricted Common Stock held by the above executive officers that had not vested and the value of this stock as of December 31, 2000, was as follows: Mr. Gruber: 1,311,281 shares, $33,108,097; Mr. Ahmed: 5,600,977 shares, $141,237,970;
    Mr. Hluchyj: 1,686,563 shares, $42,858,491; Mr. Nill: 1,249,500 shares,
    $31,466,575; and Mr. Rogers: 1,359,000 shares, $34,224,150. The value is based on the fair market value of Sonus' Common Stock on December 31, 2000 of $25.25 per share less the purchase price paid. The holders of these shares of restricted Common Stock will be entitled to receive any dividends we pay on our Common Stock.

(6) In March 2000, we sold shares of restricted Common Stock to the above executive officers as follows: Mr. Gruber: 75,000 shares; Mr. Ahmed: 150,000 shares; Mr. Nill: 30,000 shares; and Mr. Rogers: 150,000 shares. These shares of restricted Common Stock are subject to our right to repurchase at $3.33 per share, the then current fair market value of the Common Stock as determined by our Board of Directors. Our repurchase rights generally lapse one year from the date of the purchase. There was no public trading market for the Common Stock in March 2000. Our Board of Directors determined the fair market value of the Common Stock based on various factors including the illiquid nature of an investment in our Common Stock, our historical performance, the preferences, including liquidation and redemption of our outstanding redeemable convertible preferred stock, our future prospects and the prices of our securities sold in arm's-length transactions to third parties.

(SEE THE FOOTNOTES ON THE FOLLOWING PAGE)

(7) In April and September of 1999, we sold 1,875,000 and 1,687,500 shares of restricted Common Stock to Messrs. Rogers and Nill, respectively, subject to our right to repurchase at $0.07 per share, the then-current fair market value of the Common Stock as determined by our Board of Directors. Our repurchase right lapses 20% one year from the date Messrs. Rogers and Nill each commenced employment and thereafter lapses for an additional 1.6667% of the shares for each month of employment. There was no public trading market for the Common Stock in April and September of 1999. Our Board of Directors determined the market value of the Common Stock based on various factors including the illiquid nature of an investment in our Common Stock, our historical performance, the preferences, including liquidation and redemption of our outstanding redeemable convertible preferred stock, our future prospects and the price of our securities sold in arm's-length issuances to third parties.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The Option Grant Table below sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our Common Stock and overall market conditions.

                                                  PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                                      NO. OF     TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF
                                    SECURITIES    GRANTED TO                                 STOCK APPRECIATION FOR
                                    UNDERLYING     EMPLOYEES     EXERCISE                        OPTION TERM(4)
                                     OPTIONS        DURING       PRICE PER   EXPIRATION   -----------------------------
NAME                                GRANTED(1)     PERIOD(2)     SHARE(3)       DATE           5%              10%
----                                ----------   -------------   ---------   ----------   -------------   -------------
Rubin Gruber......................    888,000        5.72%         $3.33      3/9/2010     $1,859,667      $4,712,760
Hassan M. Ahmed...................    813,000        5.23           3.33      3/9/2010      1,702,600       4,314,723
Michael G. Hluchyj................    723,000        4.65           3.33      3/9/2010      1,514,120       3,837,078
Stephen J. Nill...................    138,000        0.89           3.33      3/9/2010        289,002         732,388
Gary A. Rogers....................     39,000        0.25           3.33      3/9/2010         81,675         206,979

------------------------

(1) Generally, these options vest up to 25% one year from the date of grant and thereafter an additional 2.0833% for each month of employment.

(2) Based on an aggregate of 15,531,937 options granted by Sonus to employees and consultants, including the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

(3) Options were granted with an exercise price equal to the fair market value of our Common Stock, as determined in good faith by our Board of Directors.

(4) The potential realizable value is calculated based on (a) the ten-year term of the option at its time of grant; (b) the assumption that the closing price for the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and
    (c) the assumption that the option is exercised and sold on the last day of its term for the appreciated stock price.

                         FISCAL YEAR-END OPTION VALUES

    The following table presents the value of unexercised stock options as of December 31, 2000, held by our executive officers listed in the Summary Compensation Table. No options were exercised during fiscal year 2000 by any of these executive officers.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                      DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Rubin Gruber...................................          --       888,000      $       --     $19,464,960
Hassan M. Ahmed................................          --       813,000              --      17,820,960
Michael G. Hluchyj.............................          --       723,000              --      15,848,160
Stephen J. Nill................................          --       138,000              --       3,024,960
Gary A. Rogers.................................          --        39,000              --         854,880

------------------------

(1) The value of in-the-money options is based on the closing price of our Common Stock on December 31, 2000 of $25.25 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                              EMPLOYMENT AGREEMENT

    In connection with our acquisition of TELECOM TECHNOLOGIES, INC. or TTI, we entered into an employment agreement with Anousheh Ansari, formerly the Chairman and Chief Executive Officer of TTI. The term of this employment agreement began on January 18, 2001 and continues until January 1, 2003. Under this agreement, Ms. Ansari became a Sonus senior executive with the title of Vice President and General Manager of our INtelligentIP Division.

    During the employment period, Ms. Ansari will receive a minimum annual base salary of $150,000 per year, and an annual cash bonus to be determined on the same basis as we determine annual bonuses, if any, for our other senior executives. In addition, as of January 18, 2001, we granted Ms. Ansari a retention stock award of 550,000 shares of our Common Stock under our 2000 Retention Plan. Ms. Ansari is entitled to participate in all employee benefit, welfare, performance, fringe benefit and other plans, practices, policies and programs applicable to our senior executives.

    In the event we terminate Ms. Ansari's employment other than for cause or disability, or Ms. Ansari terminates her employment for good reason, Ms. Ansari will receive:

    - an immediate lump-sum payment equal to the sum of (1) Ms. Ansari's annual base salary earned through the date of termination; (2) any bonus amounts earned but unpaid with respect to a calendar year ending prior to the date of termination; and (3) any compensation previously deferred by Ms. Ansari, together with accrued interest thereon, in each case to the extent not already paid;

    - any additional severance amounts and benefits payable to our senior executives in accordance with our most favorable policies and procedures, or, if greater, an immediate lump-sum payment equal to Ms. Ansari's annual base salary for the remainder of the employment term; and

    - the retention stock award described above will immediately and fully vest and become free of restrictions without regard to the achievement of the business expansion and product development milestones under our 2000 Retention Plan, and any lock-up agreement with respect to shares of our Common Stock that may have been entered into under the registration rights agreement entered into with the former TTI shareholders will expire.

    Ms. Ansari has agreed that, in the event she terminates her employment on or before January 1, 2003 without good reason, or we terminate her employment on or before January 1, 2003 for cause, she will make a payment to us. This payment will be $35.0 million if her employment terminates on or prior to July 19, 2002 and will thereafter decline by $5.0 million per month. Any payment made by Hamid Ansari, formerly the President of TTI, under a similar provision in his employment agreement is to be credited against any payment that may become due by Ms. Ansari. Ms. Ansari has pledged 1,365,684 shares of Common Stock to Sonus pursuant to her employment agreement to secure this payment obligation.

    Under the terms of the employment agreement, Ms. Ansari has agreed that for the employment period and for an additional period ending on the later of
(1) two years after her termination of employment during the employment period and (2) January 18, 2005, she will not, directly or indirectly, compete with us or recruit, hire or solicit any of our employees, other than Hamid Ansari.
Ms. Ansari has also agreed not to disclose any confidential information of Sonus to any person other than employees of Sonus or use that information for any purpose other than the performance of her duties as an employee of Sonus.

CERTAIN TRANSACTIONS

    In March 2000, we granted options to purchase shares of our Common Stock and the right to purchase restricted Common Stock to our executive officers and non-employee directors, under our 1997 Stock Incentive Plan, each at a price of $3.33 per share, as listed below:

                                                                NUMBER         NUMBER OF
                                                              OF OPTIONS   RESTRICTED SHARES
NAME                                                           GRANTED         PURCHASED
----                                                          ----------   -----------------
Rubin Gruber................................................    888,000          75,000
Hassan M. Ahmed.............................................    813,000         150,000
Michael G. Hluchyj..........................................    723,000              --
Jeffrey Mayersohn...........................................    168,750          56,250
Stephen J. Nill.............................................    138,000          30,000
Gary A. Rogers..............................................     39,000         150,000
Frank T. Winiarski..........................................         --          75,000
Edward T. Anderson..........................................         --          30,000
Paul J. Ferri...............................................         --          30,000
Paul J. Severino............................................         --          30,000

    In May 2000, we granted an option to purchase 450,000 shares of our Common Stock to Paul R. Jones, our Vice President of Engineering, under our 1997 Stock Incentive Plan, at an exercise price of $4.67 per share.

    In December 2000, we granted an option to purchase 300,000 shares of our Common Stock to Stephen A. Collins, our Vice President of Marketing, under our 1997 Stock Incentive Plan, at an exercise price of $22.25 per share.

    The options described in the preceding paragraphs vest, and the restrictions on the Common Stock lapse, over a four-year period with 25% of the aggregate number of options and restricted shares vesting, or being released from restrictions, one year from the date of grant and monthly thereafter at the rate of 2.0833% for each month of employment or service completed by the executive officer or non-employee director.

AGREEMENTS WITH EXECUTIVE OFFICERS

    On November 4, 1998, in connection with the issuance of restricted Common Stock, we loaned $257,000 to Hassan M. Ahmed, our President and Chief Executive Officer. The loan was secured by 7,710,000 shares of our restricted Common Stock and bears interest at 8% per year. In connection with the consummation of our initial public offering, we agreed to pay Mr. Ahmed $275,000. As of March 31, 2001, the loan has been fully repaid.

    On September 1, 1999, in connection with the issuance of restricted Common Stock, we loaned $110,250 to Stephen J. Nill, our Chief Financial Officer, Vice President of Finance and Administration and Treasurer. The loan was secured by 1,687,500 shares of his Common Stock and was a full recourse note, bearing interest at 8% per year. As of December 31, 2000, the loan has been fully repaid.

    We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans between us and our officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties. See "Employment Agreement" for a description of our employment agreement with Ms. Anousheh Ansari, our Vice President and General Manager of our INtelligentIP division.

                            STOCK PERFORMANCE GRAPH

    The following performance graph show the eight-month cumulative total shareholder return assuming the investment of $100 on May 25, 2000 (the date of Sonus' initial public offering) in Sonus Common Stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The performance shown is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SONUS   COMPOSITE  TELECOMM
May-00            100        100       100
June-00       $312.63    $123.73   $123.26
September-00  $250.25    $114.58   $103.33
December-00   $150.00     $77.07    $65.61

                                  PROPOSAL TWO
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    On March 15, 2001, Sonus' Board of Directors unanimously approved an amendment to the Amended and Restated Certificate of Incorporation to permit Sonus to issue up to 600,000,000 shares of Common Stock. The Board directed that the amendment be voted on by shareholders. Currently, 300,000,000 shares of Common Stock are authorized of which as of February 15, 2001, approximately 254,700,000 shares are outstanding or are reserved for future issuance:

    - 202,300,000 shares are outstanding;

    - 17,500,000 shares are reserved for issuance upon exercise of outstanding stock options;

    - 28,100,000 shares are reserved for issuance under our incentive stock plan; and

    - 6,800,000 shares are reserved for future issuances under our employee stock purchase plan.

    As of February 15, 2001, Sonus has approximately 45,300,000 shares available for issuance.

                            PURPOSE OF THE AMENDMENT

    The Board desires to increase the number of shares of Common Stock that Sonus can issue for possible stock splits, acquisitions, financings, and other corporate purposes. The Board believes that stock splits enhance the liquidity and marketability of the Common Stock by increasing the number of shares outstanding and lowering the price per share. The Board approved a three-for-one stock split that was effected in October 2000.

    Having this additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with the necessity of obtaining prior shareholder approval. Elimination of this delay will better enable us to engage in financing transactions and mergers and acquisitions on an opportunistic and more competitive basis as market and financial conditions continue to change. Sonus does not currently plan to issue any of the additional shares of Common Stock.

                       POSSIBLE EFFECTS OF THE AMENDMENT

    If the proposed amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock without the further vote of shareholders of Sonus, except as provided under Delaware corporate law or under the rules of any securities market on which shares of Common Stock are then traded.

    Current holders of Common Stock have no pre-emptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock of Sonus in order to maintain their proportionate ownership. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares. Future issuances of additional authorized shares of Common Stock may, among other things, have a dilutive effect on earnings per share of the Common Stock.

    In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of Sonus. Accordingly, an effect of the increase in the number of authorized shares of Common Stock may be to deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

    The Board of Directors is not currently aware of any attempt to take over or acquire Sonus. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose anti-takeover measures in the foreseeable future.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 600,000,000 SHARES.

                                 PROPOSAL THREE
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen, LLP as Sonus' independent auditors for the current fiscal year. Arthur Andersen has served as auditors for Sonus since 1998. Fees paid to the independent auditors were as follows: Audit Fees: $137,000 for the audit of the consolidated financial statements for the fiscal year ended December 31, 2000 and for the review of the consolidated financial statements included in the Company's quarterly filings on Form 10-Q; and Other Fees: $320,000 for audit-related services. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements. Representatives of Arthur Andersen LLP are expected to attend the meeting, where they will be available to respond to questions and, if they desire, to make a statement.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

BENEFICIAL OWNERSHIP COMPLIANCE

    To the knowledge of Sonus, based solely on a review of the copies of reports furnished to Sonus, Sonus believes that during the year ended December 31, 2000, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, with the exception of Messrs. Gruber, Ahmed, Anderson, Hluchyj, Jones, Mayersohn, Nill, Severino, Winiarski and Wong whose Forms 3 were all filed one day late; Mr. Severino whose Form 4 for the month of December 2000 reported one delinquent transaction; and Mr. Anderson whose Form 4 for the month of January 2001 reported three delinquent transactions.

PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

    Shareholders who wish to present proposals for inclusion in Sonus' proxy materials for the 2002 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Sonus' by-laws. To be eligible, shareholder proposals must be received at Sonus' corporate headquarters in Westford, Massachusetts by the Secretary of Sonus on or before January 11, 2002.

OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

    Copies of the our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 are available without charge to each shareholder, upon written request to the Investor Relations department at our principal executive offices at 5 Carlisle Road, Westford, MA 01886.

OTHER INFORMATION CONCERNING PROXY SOLICITATION

    We will pay the costs of soliciting proxies from shareholders. We have hired Georgeson Shareholder Communications, Inc. to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Georgeson a fee of $7,500 for its services and will reimburse them for reasonable out-of-pocket costs estimated to be approximately $2,000. Directors and officers and regular employees may solicit proxies, either personally or by telephone, on behalf of Sonus, without additional compensation.

                                          By Order of the Board of Directors,

                                          Michael G. Hluchyj
                                          Secretary

Westford, Massachusetts
April 16, 2001

                                                                      APPENDIX A

                              SONUS NETWORKS, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities to its stockholders and to the investment community by reviewing the financial reports and other financial information provided by the Corporation to its stockholders, to any governmental body or to the public; the Corporation's systems of internal control; and the Corporation's auditing, accounting and financial reporting processes generally. The Committee will maintain free and open communication among the Audit Committee, the independent auditors and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose.

COMPOSITION

    The Committee shall be appointed by the Board of Directors of the Corporation and shall comprise three or more directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS

    The Committee shall meet at least four times annually. The Committee shall meet periodically with management and the independent accountants, or in separate executive sessions, to discuss any matters that the Committee or either of these groups believes should be discussed privately. The Committee may meet by telephone and may delegate specific functions to one or more of its members.

RESPONSIBILITIES AND DUTIES

    To fulfill its purpose, the Committee shall:

    REVIEW CHARTER AND FINANCIAL STATEMENTS

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any report of other financial information submitted to the stockholders, any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants. The Committee is not responsible for preparing the Corporation's financial statements or auditing those financial statements.

    INDEPENDENT ACCOUNTANTS

4. Recommend to the Board of Directors the selection of the independent accountants, after considering their independence. On an annual basis, the Committee should review and discuss with the accountants their written statement concerning all significant relationships the accountants have with the Corporation to determine whether such relationships could improperly affect the accountants independence.

5. Review the performance of the independent accountants and either recommend or approve any discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

    INTERNAL CONTROLS

7.  Consider and review with the independent accountants and management:

    (a) The adequacy of the company's internal controls including computerized information system controls and security.

    (b) Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

    FINANCIAL REPORTING PROCESS

8. In consultation with the independent accountants review the adequacy of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

11. Prepare a Committee report to the stockholders.

    SYSTEMS AND CONFLICTS

12. Establish systems for management and the independent accountants to report to the Committee any significant judgments made in management's preparation of the financial statements and the appropriateness of such judgments.

13. Following the completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement between management and the independent accountants with regard to the preparation of the financial statements.

15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

                                     * * *

This charter has been adopted by resolution of the Board of Directors on December 15, 2000.

SONUS NETWORKS, INC.
2001 ANNUAL MEETING TO BE HELD ON MAY, 11, 2001 EST
FOR HOLDERS AS OF 04/11/01

         CUSIP:

                                               PLEASE INDICATE YOUR VOTE BY
                                               PLACING AN "X" IN THE APPROPRIATE
                                               BOX FOR EACH PROPOSAL

1.       ELECTION OF DIRECTORS        1.  {  } FOR ALL NOMINEES
         DIRECTORS RECOMMEND A            {  } WITHHOLD ALL NOMINEES
         VOTE "FOR" ELECTION OF           {  } WITHHOLD AUTHORITY TO VOTE
         THE FOLLOWING NOMINEES:               ANY INDIVIDUAL NOMINEE. WRITE
                                               NAME OF NOMINEE BELOW
         PAUL J. FERRI
         RUBIN GRUBER                          -----------------------------


                                            FOR     AGAINST  ABSTAIN

2.       AMENDMENT TO SONUS' AMENDED  2.   {   }     {   }    {   }
         AND RESTATED CERTIFICATE
         OF INCORPORATION TO INCREASE
         THE NUMBER OF AUTHORIZED SHARES
         OF COMMON STOCK FROM 300,000,000
         SHARES TO 600,000,000 SHARES
         DIRECTORS RECOMMEND A
         VOTE "FOR" PROPOSAL 2

                                            FOR     AGAINST  ABSTAIN

3.       RATIFICATION OF              3.   {   }     {   }    {   }
         APPOINTMENT OF INDEPENDENT
         ACCOUNTANTS

ENTER YOUR VOTING INSTRUCTIONS AT 1-XXX-XXX-XXXX   PLACE "X" HERE IF YOU PLAN TO
OR WWW.GEORGESON.COM UP UNTIL 11:59 PM             ATTEND AND VOTE YOUR SHARES
EASTERN TIME THE DAY BEFORE THE CUT-OFF            AT THE MEETING
OR MEETING DATE.                                   {    }

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                                                    GEORGESON SHAREHOLDER
                                                    COMMUNICATIONS
                                                    17 STATE STREET
                                                    NEW YORK, NY 10004